UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 7, 2007

Chase Packaging Corporation
(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

636 River Road
Fair Haven, NJ	07704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
On September 10, 2007, Chase Packaging Corporation (the “Company”) issued a press release announcing the completion of a private placement on September 7, 2007, pursuant to which 13,334 units (the “Units”) were sold at a per Unit cash purchase price of $150, for a total subscribed amount of $2,000,100. Each Unit consists of: (1) one share of Series A 10% convertible preferred stock, par value $1.00, stated value $100 (the “Preferred Stock”); (2) 500 shares of the Company’s common stock, par value $0.10 (the “Common Stock”); and (3) 500 warrants (the “Warrants”) exercisable into the Company’s Common Stock on a one-for-one basis. A copy of the Company’s press release and a form of the Securities Purchase and Subscription Agreement are being filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Each Warrant contained in a Unit has a term of five years during which such Warrant may be exercised, at $0.15 per share, into one share of the Company’s Common Stock. The exercise price of the Warrants is subject to adjustment to reflect recapitalizations, stock dividends, mergers, stock splits, and similar events that would otherwise dilute the relative number of shares of Common Stock into which the Warrants may be exercised. A form of the Warrant Agreement and Certificate is being filed as Exhibit 10.3 to this Current Report on Form 8-K

Each share of Preferred Stock contained in a Unit has a stated value of $100 and is convertible at any time into Common Stock at a rate of $0.10 per share. The conversion price of the Preferred Stock is subject to adjustment to reflect recapitalizations, stock dividends, mergers, stock splits, and similar events that would otherwise dilute the relative number of shares of Common Stock into which the Preferred Stock may be converted.

There are 4,000,000 shares of Preferred Stock currently authorized for issuance. At the discretion of the Company’s Board of Directors, the Company may pay to the holders of the Preferred Stock a semi-annual dividend of ten percent payable in cash or in kind (i.e., in additional shares of Preferred Stock) or any combination thereof. The holder of each share of Preferred Stock will have one vote for each underlying share of Common Stock as if such Preferred Stock had been converted (i.e., 1,000 votes per share of Preferred Stock). At any time prior to conversion, the Company’s Board of Directors may redeem any portion or all of the Preferred Stock at a price of $100 per share of Preferred Stock. Each share of Preferred Stock will have a liquidation value of $100 per share. At any time after August 2, 2011, the holders of 66 2/3% or more of the shares of Preferred Stock then outstanding may request the liquidation of their Preferred Stock. In the event that, at the time of such requested liquidation, the Company’s cash funds (in excess of a $50,000 reserve fund) then available to effect such liquidation are inadequate for such purpose, the requested liquidation shall take place (on a pro-rata basis) only to the extent such excess cash funds are available for such purpose. In the event of a merger transaction approved by the holders of the Company’s Common Stock, the holders of the Preferred Stock will have the right to a cash payment of $100 per share in connection with such merger, or the Preferred Stock will be automatically converted at the then applicable conversion rate. A copy of the Statement of Resolution Establishing Series A 10% Convertible Preferred Stock is being filed as Exhibit 10.4 to this Current Report on Form 8-K.

No investment banking fees were incurred in connection with this offering transaction.

The offering and sale of the Company’s securities to “Accredited Investors” carried out as part of such private placement transaction are exempt from registration under Regulation D of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Securities Purchase and Subscription Agreement.
10.2	News Release announcing completion of private placement transaction.
10.3	Statement of Resolution Establishing Series of Preferred Stock
10.4	Form of Warrant Agreement and Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: September 11, 2007	By:	/s/ Allen T. McInnes
Allen T. McInnes,
President and CEO